Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com
PERFICIENT REPORTS SECOND QUARTER 2005 RESULTS
AUSTIN, Texas – Aug 3, 2005 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm in the central United States, today reported financial results for the quarter ended June 30, 2005.
Financial Highlights
For the second quarter ended June 30, 2005:
•	Total revenue, including reimbursed expenses, was up 91% to $21.7 million compared to $11.3 million during the second quarter of 2004.

•	Net income was up 101% to $1.6 million compared to $810 thousand during the second quarter of 2004.

•	Diluted earnings per share were up 75% to $0.07 compared to $0.04 per share during the second quarter of 2004.

•	Diluted cash earnings per share[1] were up 40% to $0.07 compared to $0.05 per share during the second quarter of 2004.

•	Gross margin for services revenue was 36.9% compared to 38.7% in the second quarter of 2004. Gross margin for software revenue was 14.0%, compared to 22.5% in the second quarter of 2004.

•	EBITDA[2] was up 96% to $3.2 million versus $1.6 million during the second quarter of 2004.
“Q2 was another great performance by Perficient,” said Jack McDonald, Perficient’s chairman and chief executive. “We continued to drive strong organic growth in services, which increased 23.9% on an annualized basis,” he added. “This was our ninth consecutive quarter of positive, growing EPS and our tenth consecutive quarter of positive, growing EBITDA. Demand for our services is strengthening and we’re adding sales and consulting resources in several major markets to capitalize on increasing opportunities.”
Other Q2 Highlights
Among other achievements in Q2 2005, Perficient:
— Completed the acquisition of iPath Solutions, Ltd., a Houston-based information technology consulting firm with approximately $8 million in annual revenues. The transaction increased Perficient’s headcount to more than 510 consulting, technology, sales and support professionals in 11 offices in the central US. (iPath contributed $470 thousand to Q2 revenues) ;

[1]	Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

[2]	EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

— Added new customer relationships with leading companies including: Agriliance, BHP, BMC, Centene, CenterPoint Energy, Department of Defense, Dynegy, Halliburton, HealthLink, Highmark, H&R Block, ISO New England, Marathon Oil, National Instruments, NCAA, New York Power Authority, Sysco Foods, The Ewing Marion Kauffman Foundation, Whole Foods Markets and many others;
— Received the Outstanding Revenue Growth Award from VARBusiness magazine as the fastest-growing solutions provider in North America in our size category;
— Secured a $28.5 million credit facility with Silicon Valley Bank and Key Bank to be used primarily to fund accretive acquisitions;
— Was selected to join the The Russell Microcap Index, an equity index comprised of the smallest 1,000 securities in the small-cap Russell 2000® Index plus the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization; and
— Perficient chairman and chief executive Jack McDonald won the central Texas Ernst and Young Entrepreneur of the Year Award.
Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.
The Company expects its Q3 2005 total revenue, including reimbursed expenses, to be in the range of $22.5 million to $24.0 million, comprised of $21.8 million to $23.0 million in services revenue, including reimbursed expenses, and $700 thousand to $1 million in revenue from sales of software. The Q3 2005 forecast range of services revenue would represent services revenue growth, including reimbursed expenses, of approximately 54% to 63% over the third quarter of 2004.
Conference Call Details
Perficient will host a conference call regarding second quarter 2005 financial results today at 4:30 p.m. Eastern.
WHAT: Perficient Second Quarter 2005 Results
WHEN: Wednesday, August 3, 2005, at 4:30 p.m. Eastern
CONFERENCE CALL NUMBERS: 866-700-0161 (U.S. and Canada) 617.213.8832 (International)
PARTICIPANT PASSCODE: 19460906
REPLAY TIMES: Wednesday, August 3, 2005, at 6:30 p.m. Eastern, through Wednesday, August 10, 2005
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 34244926
About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and midsize companies in the central United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner and a Microsoft Gold Certified Partner. For more information about Perficient, which has more than 510 professionals in the central United States and Canada, please visit www.perficient.com. IBM is a trademark of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement
Safe Harbor Statement “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-Q.
Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and CEPS, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
Revenue
Services	$9,653,450	$19,233,997	$16,317,236	$36,891,098
Software	1,071,766	1,393,302	2,402,242	2,800,158
Reimbursable expenses	602,928	1,033,485	981,093	1,693,678

Total revenue	11,328,144	21,660,784	19,700,571	41,384,934
Cost of revenue (excludes depreciation shown separately below)
Project personnel costs	5,868,854	11,626,782	9,563,997	22,547,278
Software costs	831,082	1,198,393	1,984,435	2,377,933
Reimbursable expenses	602,928	1,033,485	981,093	1,693,678
Other project related expenses	52,025	519,010	162,298	762,683

Total cost of revenue	7,354,889	14,377,670	12,691,823	27,381,572

Gross margin	3,973,255	7,283,114	7,008,748	14,003,362
Selling, general and administrative	2,341,285	4,090,638	4,193,956	7,824,821

EBITDA[1]	1,631,970	3,192,476	2,814,792	6,178,541
Depreciation	123,753	132,885	224,875	310,221
Amortization of intangibles	162,778	303,763	212,779	580,639

Income from operations	1,345,439	2,755,828	2,377,138	5,287,681
Interest income	539	6,256	637	7,919
Interest expense	(14,762)	(121,264)	(29,133)	(233,768)
Other	(193)	9,292	1,899	8,129

Income before income taxes	1,331,023	2,650,112	2,350,541	5,069,961
Provision for income taxes	521,000	1,023,301	920,000	1,954,847

Net income	$810,023	$1,626,811	$1,430,541	$3,115,114

Basic net income per share	$0.05	$0.08	$0.09	$0.15

Diluted net income per share	$0.04	$0.07	$0.08	$0.13

Shares used in computing basic net income per share	17,312,707	21,529,502	15,906,432	21,345,581

Shares used in computing diluted net income per share	20,234,707	24,794,723	18,928,871	24,799,587

Reconciliation of GAAP diluted net income per share to CEPS[2]:
Net income	$810,023	$1,626,811	$1,430,541	$3,115,114
Amortization of intangibles	162,778	303,763	212,779	580,639
Stock compensation	12,300	59,157	24,768	118,314
Related tax effect	(68,530)	(140,136)	(92,976)	(269,498)

Adjusted net income for CEPS	$916,571	$1,849,595	$1,575,112	$3,544,569

CEPS[2]	$0.05	$0.07	$0.08	$0.14

1EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

[2]Diluted cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2004	2005
ASSETS		(unaudited)
Current assets:
Cash	$3,905,460	$2,029,511
Accounts receivable, net	20,049,500	22,348,345
Other current assets	336,309	438,732

Total current assets	24,291,269	24,816,588
Net property and equipment	805,831	894,740
Net intangible assets	37,339,891	44,232,951
Other noncurrent assets	145,374	1,475,324

Total assets	$62,582,365	$71,419,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,927,523	$1,614,770
Current portion of long term debt	1,135,354	1,291,431
Other current liabilities	6,750,968	6,212,760
Current portion of notes payable to related parties	243,847	234,899

Total current liabilities	15,057,692	9,353,860
Long term debt, net of current portion	2,676,027	8,019,032
Notes payable to related parties, net of current portion	226,279	—

Total liabilities	17,959,998	17,372,892
Stockholders’ equity:
Common stock	20,914	22,083
Additional paid-in capital	102,637,699	108,856,983
Deferred stock compensation	(1,656,375)	(1,538,063)
Accumulated other comprehensive loss	(57,837)	(87,372)
Accumulated deficit	(56,322,034)	(53,206,920)

Total stockholders’ equity	44,622,367	54,046,711

Total liabilities and stockholders’ equity	$62,582,365	$71,419,603